Exhibit 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On November 30, 2010, HealthSpring, Inc. (“Company”) completed the acquisition of Bravo Health, Inc. (“Bravo Health”) an operator of Medicare Advantage coordinated care plans in Pennsylvania, the Mid-Atlantic region, and Texas, and Medicare Part D stand-alone prescription drug plans in 43 states and the District of Columbia. Under the terms of the amended merger agreement, HealthSpring acquired Bravo Health for approximately $545.0 million in cash, subject to a post-closing positive or negative adjustment based on a calculation relating to, among other things, the statutory net worth of Bravo Health’s regulated subsidiaries as of the closing (the “Closing Adjustment”). Any Closing Adjustment, which is expected to be paid by HealthSpring in June 2011, cannot exceed $10.0 million. Approximately $55.0 million of the purchase price was paid to an independent escrow agent, which amount is available to satisfy post-closing indemnification obligations of the former Bravo Health stockholders, including claims relating to regulatory audits of pre-closing activities.
In connection with the acquisition of Bravo Health, on November 30, 2011 the Company and its existing lenders and certain additional lenders amended and restated its existing credit agreement (“Restated Credit Agreement”) to provide for, among other things, the acquisition financing. As amended, the Restated Credit Agreement provides for the following:
•	$355.0 million in term loan A indebtedness maturing in February 2015 comprised of:
•	$175.0 million of term loan A indebtedness as “Existing Term Loan A” ($166.3 million of which was outstanding prior to the acquisition);
•	$180.0 million of new term loan A indebtedness as “New Term Loan A” (funded at the closing of the acquisition);
•	$175.0 million revolving credit facility maturing in February 2014 (the “Revolving Credit Facility”, $100.0 million of which was drawn at the closing); and
•	$200.0 million of new term loan B indebtedness maturing in November 2016 (“New Term Loan B” which was funded at the closing).
The Company’s available cash on hand together with borrowings of $480 million in loans under the Restated Credit Agreement were used to fund the acquisition as well as transaction expenses related thereto.
The unaudited pro forma condensed combined financial statements give effect to the acquisition of Bravo Health by the Company as if the acquisition had occurred on January 1, 2009 for purposes of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2009 and the nine months ended September 30, 2010. The unaudited pro forma condensed combined financial statements give effect to the acquisition of Bravo Health by the Company as if the acquisition had occurred on September 30, 2010 for purposes of the unaudited pro forma condensed combined balance sheet as of September 30, 2010.
The Company will account for the acquisition of Bravo Health using the acquisition method of accounting. As such, the Company will record the assets (including identifiable intangible assets) and liabilities of Bravo Health at their estimated fair value as of the date of the acquisition. The difference between the purchase price and the estimated fair value of Bravo Health’s net assets and liabilities will be accounted for as goodwill.
Because these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of the fair value of assets and liabilities of Bravo Health as of the closing of the acquisition, the actual amounts recorded as of the completion of the Company’s fair value assessment may differ materially from the information presented in this unaudited pro forma condensed combined financial information. The impact of any integration activities undertaken by the Company in post-acquisition periods could also cause material differences from the information presented below.
The unaudited pro forma information should be read in conjunction with the historical consolidated financial statements of the Company, which have been previously filed with the Securities and Exchange Commission, and the historical financial statements of Bravo Health included in this Current Report on Form 8-K/A, of which the statements are a part.
This information is for illustrative purposes only. The Company and Bravo Health would likely have performed differently had they actually been combined as of the dates presented. You should not rely on this information as being indicative of future consolidated results after the acquisition. The determination of the final allocation of the purchase price has not been completed. Accordingly, the purchase accounting adjustments made in the preparation of the unaudited pro forma consolidated financial statements are preliminary and subject to adjustment.

HealthSpring, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Balance Sheet
As of September 30, 2010
(in thousands)

		Bravo
		Health,
		Inc. &
	HealthSpring	Subsidiaries	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$238,238	$54,128	$(91,700	)(1)	$200,666
Short-term investments	—	1,961	—		1,961
Accounts receivable, net	85,972	49,553	—		135,525
Funds held for the benefit of members	4,847	25,719	—		30,566
Deferred income tax asset	7,062	3,468	(2,407	)(8)	8,123
Prepaid expenses and other assets	8,788	4,147	(639	)(5)	12,296

Total current assets	344,907	138,976	(94,746)		389,137
Investment securities available for sale	267,099	234,423	—		501,522
Investment securities held to maturity	40,691	—	—		40,691
Property and equipment, net	30,015	32,084	(2,319	)(2)	59,780
Goodwill	624,507	—	247,726	(3)	872,233
Intangible assets, net	190,368	27,597	(27,597	)(4)
			182,200	(4)	372,568
Restricted investments	21,553	6,252	—		27,805
Risk corridor receivable from CMS	7,008	10,646	—		17,654
Funds due for the benefit of members	21,499	—	—		21,499
Other assets	16,867	883	(883	)(5)
			19,491	(6)	36,358

Total assets	$1,564,514	$450,861	$323,872		$2,339,247

Liabilities and Stockholders’ Equity
Current Liabilities:
Medical claims liability	$183,463	$162,038	$—		$345,501
Accounts payable, accrued expenses and other	61,807	42,106	10,000	(9)
			(941	)(11)
			6,114	(12)	119,086
Risk corridor payable to CMS	2,921	653	—		3,574
Funds held for the benefit of members	—	50,889	—		50,889
Current portion of long term debt	17,500	1,312	(1,312	)(5)
			15,000	(7)	32,500

Total current liabilities	265,691	256,998	28,861		551,550
Long-term debt, less current portion	148,750	50,593	(50,593	)(5)
			465,000	(7)	613,750
Deferred income taxes	73,762	(35,060)	65,048	(8)	103,750
Other long-term liabilities	5,189	311	(311	)(5)	5,189

Total liabilities	493,392	272,842	508,005		1,274,239

Stockholders’ Equity:
Common stock	613	141	(141	)(10)	613
Convertible preferred stock	—	1,241	(1,241	)(10)	—
Additional paid in capital	556,003	156,662	(156,662	)(10)	556,003
Retained earnings	572,121	16,996	(16,996	)(10)
			(6,114	)(12)	566,007
Accumulated other comprehensive income	4,368	2,979	(2,979	)(10)	4,368
Treasury stock	(61,983)	—	—		(61,983)

Total stockholders’ equity	1,071,122	178,019	(184,133)		1,065,008

Total liabilities and stockholders’ equity	$1,564,514	$450,861	$323,872		$2,339,247

HealthSpring, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Income
Nine Months Ended September 30, 2010
(in thousands, except share data)

		Bravo
		Health,
		Inc. &
	HealthSpring	Subsidiaries	Pro Forma		Pro
	Historical	Historical	Adjustments		Forma
Revenue:
Premium revenue	2,218,378	1,228,693	—		3,447,071
Management and fee revenue	31,191	—	—		31,191
Investment income	4,574	3,625	(1,152	)(13)	7,047

Total revenue	2,254,143	1,232,318	(1,152)		3,485,309

Operating Expenses:
Medical expenses	1,779,275	1,024,604	—		2,803,879
Selling, general and administrative	210,410	141,858	—		352,268
Depreciation and amortization	22,810	25,018	455	(14)
			(20,190	)(15)
			14,904	(15)	42,997
Interest expense	15,375	4,782	(4,782	)(16)
			21,938	(16)	37,313

Total operating expenses	2,027,870	1,196,262	12,325		3,236,457

Income before income taxes	226,273	36,056	(13,477)		248,852
Income taxes (benefit)	(82,917)	(14,861)	4,933	(17)	(92,845)

Net income (loss)	$143,356	$21,195	$(8,544)		$156,007

Net Income per common share:
Basic	$2.52				$2.74

Diluted	$2.51				$2.73

Weighted average common shares outstanding:
Basic	56,872,071				56,872,071

Diluted	57,058,075				57,058,075

HealthSpring, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Combined Statement of Income
Year ended December 31, 2009
(in thousands, except share data)

		Bravo
		Health,
		Inc. &
	HealthSpring	Subsidiaries	Pro Forma		Pro
	Historical	Historical	Adjustments		Forma
Revenue:
Premium revenue	2,619,505	1,220,219	—		3,839,724
Management and fee revenue	42,250	—	—		42,250
Investment income	4,290	3,915	(873	)(13)	7,332

Total revenue	2,666,045	1,224,134	(873)		3,889,306

Operating Expenses:
Medical expenses	2,129,946	979,264	—		3,109,210
Selling, general and administrative	279,822	160,463	—		440,285
Depreciation and amortization	30,726	38,771	1,110	(14)
			(32,528	)(15)
			23,448	(15)	61,527
Interest expense	15,614	8,716	(8,716	)(16)
			29,311	(16)	44,925

Total operating expenses	2,456,108	1,187,214	12,625		3,655,947

Income before income taxes	209,937	36,920	(13,498)		233,359
Income taxes (benefit)	(76,342)	(16,752)	4,940	(17)	(88,154)

Net income (loss)	$133,595	$20,168	$(8,558)		$145,205

Net Income per common share:
Basic	$2.43				$2.64

Diluted	$2.41				$2.62

Weighted average common shares outstanding:
Basic	54,973,690				54,973,690

Diluted	55,426,929				55,426,929

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1)	Pursuant to the Amended and Restated Merger Agreement, HealthSpring paid Bravo Health stockholders $545.0 million in cash at the consummation of the acquisition. This was funded through borrowings of $480.0 million under a new credit facility and the use of cash and cash equivalents. The net reduction in cash and cash equivalents of $91.7 million is composed of the following estimated items (dollars in millions):

Cash consideration to Bravo Health stockholders of $545.0 million for 100% of all the outstanding shares of Bravo Health	$(545.0)
Cash transaction costs for transaction costs and financing fees	(26.7)

Subtotal	(571.7)
New borrowings to partially fund the acquisition (See Note 7.)	480.0

Net reduction in cash and equivalents related to the acquisition	$(91.7)

2)	Adjustment to reduce the property and equipment of Bravo Health as of September 30, 2010 to its estimated fair value.

3)	Pro forma adjustment to record goodwill of $247.7 million as a result of purchase consideration in excess of the fair value of assets acquired and liabilities assumed. The aggregate purchase price of $555.0 million is inclusive of a $10.0 million post-closing adjustment which is considered payable to the Bravo Health stockholders for pro forma purposes. (see Note 9.)
The following table summarizes the preliminary allocation of the purchase price to the estimated fair values of the assets acquired and liabilities assumed on the closing date of November 30, 2010, as if the acquisition had occurred on September 30, 2010 (in millions):

Purchase price:
Cash paid to Bravo Health stockholders, net of cash received	$490.9
Post-closing adjustment payment	10.0

Total	$500.9

Assets (liabilities) acquired:
Accounts receivable	$49.6
Investments	242.6
Property and equipment	29.8
Intangible assets	182.2
Other assets	39.9
Medical claims liabilities	(162.0)
Accounts payable and accrued expenses	(48.5)
Deferred tax liabilities	(28.9)
Other liabilities	(51.5)

Total	$253.2

Remaining value, recorded to goodwill	$247.7

The estimated goodwill reflected on the pro forma balance sheet is calculated as if the transaction had occurred as of the pro forma balance sheet date and, therefore, will be different from the preliminary estimated goodwill recorded upon the acquisition date. The goodwill recorded in connection with this transaction is not deductible for income tax purposes.
4)	Adjustment to record fair value of intangible assets acquired and to eliminate the former intangible assets of Bravo Health. Intangible assets relating to the Bravo Health acquisition have been estimated at approximately $182.2 million, consisting of the provider networks, Medicare member networks, trade name, and licenses. The estimated weighted average useful life is approximately 14.2 years and the estimated amortization expense is approximately $23.4 million for the first year. Acquired intangible assets are amortized using a straight-line basis except for the Medicare member network intangible assets which are amortized using an accelerated method. (See Note 15.) The allocation of the purchase price included $15.0 million allocated to indefinite-lived tradenames which are not amortizable.

5)	Reflects the retirement of Bravo Health indebtedness, the related deferred financing fees and the related interest rate swap liability.

6)	Represents deferred financing costs associated with borrowings to finance the acquisition.

7)	Reflects the addition of $480.0 million of borrowings under the Restated Credit Agreement (described in the introduction to this unaudited pro forma) to partially fund the acquisition Bravo Health. Of this amount, $15.0 million is due within twelve months from the date of borrowing and is considered a current liability. The balance of $465.0 million in borrowings is shown as a long-term liability.

8)	Reflects the recording of a deferred tax liability associated with the acquired assets and assumed liabilities.

9)	Reflects $10 million of additional purchase price payable to the former stockholders of Bravo Health as a post-closing adjustment.

10)	Reflects the elimination of Bravo Health equity accounts.

11)	Reflects the elimination of deferred rent obligations of Bravo Health (as these amounts reset at the consummation of the acquisition).

12)	Reflects the accrual and expense related to acquisition related costs of $6.4 million ($4.1 net of tax) and $3.2 million ($2.0 net of tax) for integration-related severance costs determinable as of the closing date. Such severance amounts were reflected by the Company in its post-acquisition results of operations. These costs are not presented in the unaudited pro forma condensed combined statements of income because they will not have a continuing impact on the combined results.

13)	Reflects the use of cash on hand of $91.7 million to finance the transaction (See note 1) and the corresponding reduction in investment income associated with such cash. The effective interest rate yields used for the foregone interest income is 1.0%-1.7% based upon estimated current interest rates on HealthSpring’s interest-bearing cash and investment accounts. The foregone interest income is estimated at $0.9 million for the year ended December 31, 2009 and $1.2 million for the nine months ended September 30, 2010.

14)	Reflects the increase in depreciation expense resulting from application of HealthSpring’s depreciation policy which applies a shorter life under the straight-line method of depreciation, offset in part by the write-down of Bravo Health’s property, plant and equipment to fair value upon acquisition.

15)	Reflects the elimination of amortization expense on Bravo Health’s intangible assets and the recording of amortization of the acquired identifiable intangible assets over a weighted average life of 13 years. Bravo Health’s intangible assets with a gross cost of $145.2 million, were amortized over a weighted-average life of 5.8 years.
HealthSpring’s estimated annual amortization expense on the acquired finite-lived Bravo Health intangible assets is as follows (in thousands):

2010 (month of December only)	$2,341
2011	23,026
2012	19,478
2013	17,096
2014	15,326
Thereafter	89,933

Total	$167,200

16)	Reflects the elimination of interest expense and amortization of deferred financing fees related to the indebtedness of Bravo Health, and the recording of additional estimated interest expense associated with HealthSpring borrowing $480.0 million of variable rate debt to finance the acquisition consideration (see Note 1) and the amortization of additional deferred financing fees incurred. The indebtedness of Bravo Health was paid off at closing (See Note 5). Interest expense under HealthSpring’s new credit facility will be at a floating rate based on a base rate or LIBOR at the Company’s option. A 0.125% change in the LIBOR rate would result in an adjustment to income before income taxes of $0.6 million on an annual basis.

17)	Reflects the pro forma tax effect of the pro forma adjustments based upon an estimated income tax rate of 36.6%, HealthSpring’s statutory rate for the periods presented. HealthSpring expects it effective income tax rate to be higher in the future because a significant portion of the acquired operations of Bravo Health are taxed in states with higher state income tax rates than the historic operations of HealthSpring.